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                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 20, 2001, by and among Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), a Delaware corporation (the "Company") and the Persons identified on Schedule 1 hereto (the "Initial Holders").

                                    RECITALS

          A. Pursuant to the Company's Fourth Amended and Restated Plan of Reorganization dated as of December 14, 2000 (the "Plan"), upon satisfaction of certain conditions, the Company will issue New Common Stock and/or New Warrants (both as defined in the Plan) to the Initial Holders in the amounts set forth on
Schedule 1 hereto.

          B. In order to induce the Initial Holders to agree to the Plan, the Company has agreed to grant certain securities registration rights to the Initial Holders as set forth herein.

                                   AGREEMENTS

          In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Definitions and General Interpretive Principles. In addition to the
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defined terms set forth in the Plan that are not otherwise defined herein (which shall have the same meanings herein as in the Plan) and to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

          "Adverse Disclosure" means public disclosure of material non-public information, which disclosure in the good faith judgment of the chief executive officer or chief financial officer of the Company (i) would be required to be made in any registration statement filed with the Commission by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such registration statement; and (iii) the Company has a bona fide business purpose for avoiding.

          "Allocation Percentage" has the meaning set forth in Section 3(e).

          "Commission" means the U.S. Securities and Exchange Commission and any agency succeeding to its functions.

          "Demand Registration" has the meaning set forth in Section 3(a).

          "Demand Suspension" has the meaning set forth in Section 3(c).

          "Expiration Time" means the earlier of (i) April 20, 2003 (the second anniversary of the Effective Date); provided, however, that the rights and obligations relating to Piggyback
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Registrations contained in Section 4 and Demand Registrations solely as they relate to a Ventas Stockholder Distribution contained in Section 3 (and the provisions of this Agreement specifically related thereto) shall continue until April 20, 2005 (the fourth anniversary of the Effective Date) and (ii) the first time at which there are no Holders.

          "Holder" means an Initial Holder or a successor, assignee or transferee of an Initial Holder as contemplated by Section 13 hereof, in each case for so long as such Initial Holder, successor, assignee or transferee holds Registrable Securities.

          "Included Registrable Securities" has the meaning set forth in Section 4(a).

          "Indemnified Party" has the meaning set forth in Section 8(c).

          "Indemnifying Party" has the meaning set forth in Section 8(c).

          "Loss" has the meaning set forth in Section 8(a).

          "NASD" means the National Association of Securities Dealers, Inc.

          "New Warrant Stock" means any New Common Stock or other security of the Company or any successor entity issued or issuable upon exercise of any New Warrant.

          "Participant" has the meaning set forth in Section 8(a).

          "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

          "Piggyback Registration" has the meaning set forth in Section 4(a).

          "Registrable Securities" means (i) the New Common Stock, (ii) the New Warrants and (iii) the New Warrant Stock issuable upon exercise of the New Warrants, in each case including any securities of the Company or any successor entity that may be issued or distributed in respect thereof by way of stock dividend, stock split or other distribution, consolidation, reclassification or any similar transaction; provided, however, that the foregoing securities shall cease to be "Registrable Securities" to the extent that (i) a registration statement with respect to the sale of such securities has been declared effective under the Securities Act and such securities have been disposed of pursuant to such registration statement, (ii) such securities have been disposed of pursuant to and in accordance with Rule 144 (or any similar provision then in force) under the Securities Act or (iii) such securities may be disposed of pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act. For purposes of this Agreement, any reference to a percentage (or a majority in number) of Registrable Securities shall mean that percentage of Registrable Securities, collectively, computed on the assumption that all such New Warrants were exercised.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

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          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Shelf Period" has the meaning set forth in Section 2(b).

          "Shelf Registration" means a registration effected pursuant to Section 2.

          "Shelf Registration Statement" means a registration statement of the Company filed with the Commission on Form S-1 or, if available, Form S-3 (or any successors thereto) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering all of the Registrable Securities requested to be included by the Initial Holders.

          "Shelf Suspension" has the meaning set forth in Section 2(c).

          "Underwritten Offering" means an offering registered under the Securities Act in which securities of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public.

          "Ventas" means Ventas Realty, Limited Partnership and/or one or more trusts established for the benefit of the stockholders of Ventas, Inc. (the "Trust"). For purposes of requesting a Demand Registration pursuant to Section 3 hereof, either Ventas Realty, Limited Partnership or the Trust (but not both) shall be deemed an Initial Holder.

          "Ventas Stockholder Distribution" means a pro rata distribution by Ventas, Inc. of Registrable Securities held by Ventas, Inc. solely to its beneficial owners.

          Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole, and references herein to Sections refer to Sections of this Agreement.

          2. Shelf Registration
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          (a) Filing. Subject to Section 2(c), as soon as practicable after the
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Effective Date, but in no event later than 120 days following the Effective
Date, the Company shall file with the Commission a Shelf Registration Statement relating to the offer and sale of Registrable Securities by the Holders thereof from time to time in accordance with (i) the reasonable and customary methods of distribution elected by such Holders (including one or more Underwritten Offerings) and (ii) in order to permit a Ventas Stockholder Distribution, in each case as set forth in such Shelf Registration Statement, and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable thereafter.

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          (b) Continued Effectiveness. Subject to Section 2(c), the Company
shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit any prospectus that forms a part thereof to be usable by Holders until the Expiration Time (such period being the "Shelf Period"), provided that the Shelf Period shall be subject to extension in accordance with Section 6(c).

          (c) Delay in Filing; Suspension of Registration. If the filing,
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initial effectiveness or continued effectiveness of the Shelf Registration
Statement at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Shelf Registration Statement of audited financial statements that are unavailable to the Company for reasons beyond its reasonable control, the Company may, upon giving prompt written notice (but in any event within five (5) days of determination) of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Shelf Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose (a "Shelf Suspension"); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than three times during any twenty-four (24) month period,
(ii) for a period exceeding ninety (90) days on any one occasion, or (iii) for an aggregate period exceeding one hundred twenty (120) days in any twelve (12) month period. In the event of a Shelf Suspension, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, any sale or offer to sell the Registrable Securities, and the use of the prospectus related to the Shelf Registration in connection with any such sale or offer to sell Registrable Securities, and agree not to disclose to any other Person the fact that the Company has exercised a Shelf Suspension or any related facts. The Company shall promptly (but in any event within five (5) days) notify the Holders upon the termination of any Shelf Suspension.

          (d) Underwritten Offering. If the Holders holding not less than a
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majority of the Registrable Securities included in the Shelf Registration
Statement so elect by written request to the Company, such Holders may conduct an offering in the form of an Underwritten Offering and the Company, if necessary, shall amend or supplement the Shelf Registration Statement for such purpose. The Holders holding a majority of the Registrable Securities included in such Underwritten Offering shall, after consulting with the Company, have the right to select the managing underwriter or underwriters for the offering, subject to the right of the Company to approve such managing underwriter or underwriters (which approval shall not be unreasonably withheld) and to select one co-managing underwriter reasonably acceptable to such Holders.

          (e) Effect on Demand Registration Obligation. The provisions of
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Section 3 of this Agreement shall not apply at any time that the Company maintains the effectiveness of a Shelf Registration Statement and is otherwise complying with its obligations under this Section 2 with respect to all Registrable Securities.

          3. Demand Registrations.
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          (a) Demand by Holders.
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               (i) Subject to Section 2(e), each Initial Holder may make a written request to the Company for registration of all or any part of the Registrable Securities held by such requesting Holder; provided that the estimated market value of the Registrable Securities to

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